UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2017

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 18, SOHU.com Media Plaza

Block 3, No. 2 Kexueyuan South Road, Haidian District

Beijing 100190

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 22, 2017, the board of directors of the registrant’s majority-owned subsidiary Changyou.com Limited (NASDAQ: CYOU) (“Changyou”) received a preliminary nonbinding proposal (the “Proposal”) from Dr. Charles Zhang, the registrant’s Chairman and Chief Executive Officer, who also serves as Chairman of the Board of Changyou, for the purchase for cash of all of the outstanding Class A and Class B ordinary shares of Changyou, including Class A ordinary shares represented by American depositary shares (“ADSs”), each representing two Class A ordinary shares, for $21.05 per Class A or Class B ordinary share, or $42.10 per ADS, by an acquisition vehicle to be formed by Dr. Zhang.

The Proposal indicates that Dr. Zhang intends to finance the proposed acquisition with a combination of equity and/or debt capital, with Dr. Zhang and/or one or more other equity investors providing equity financing, and with any debt financing expected to be provided by loans from third-party financial institutions.

The Proposal states that it is Dr. Zhang’s preliminary indication of interest; is incomplete and is not a binding offer or agreement, or agreement to make a binding offer or agreement at any point in the future; and does not create any binding rights or obligations of any person.

The registrant’s board of directors has not yet had an opportunity to review and evaluate the Proposal in detail, or to make any determination as to how to respond to the Proposal or as to whether or not the proposed acquisition of Changyou would be in the best interests of the registrant, in its capacity as Changyou’s controlling shareholder, to approve or reject the Proposal.

The foregoing summary of the Proposal is not intended to be complete and is qualified in its entirety by reference to the full text of the Proposal, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

(d) Exhibits.

2.1	Preliminary Non-binding Proposal to Acquire All Outstanding Shares in Changyou.com Limited

Safe Harbor Statement

This report may contain forward-looking statements. Statements that are not historical facts, including statements about the registrant’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. There can be no assurance that any definitive offer will be made to Changyou, that any definitive agreement relating to the Proposal will be entered into by Changyou, or that a transaction based on the Proposal or any other similar transaction will be approved or consummated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: May 23, 2017	SOHU.COM INC.

	By:	/s/ Joanna Lv
Joanna Lv Acting Chief Financial Officer